Exhibit 10.8

June 20, 2013

Sent Via Email Only

    Re:     True Drinks Holdings, Inc. Bridge Note Offering (the “Offering”)

Dear Subscribers:

    True Drinks Holdings, Inc. (the “Company”) proposes to amend the terms of the Note Subscription Agreement and the exhibits thereto (collectively, the “Subscription Documents”) pursuant to the terms of this letter agreement (this “Agreement”) prior to the initial closing in the offering contemplated by the Subscription Documents (the “Offering”).  If you wish to participate in the Offering please execute this amendment and return per the instructions on the signature page hereto at your earliest convenience.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Documents.

    By executing this Agreement, each party hereby acknowledges its consent to, and agrees to, the following changes to the Subscription Documents:

    1.           Section 1(a), Paragraph 2 of the Note Subscription Agreement (the “Subscription Agreement”) shall be amended and restated in its entirety as follows:

       “The Offering shall have a minimum required closing of $250,000 for the initial closing (the “Minimum Offering Amount” and such closing, the “Initial Closing”).   Following the achievement of the Minimum Offering Amount, the parties may have additional closings (each a “Subsequent Closing”) on a rolling basis, with no minimum required amount for each subsequent closing.  Unless waived by the Company, the minimum investment in the Offering will be $25,000.

    2.           Section 4(a)(i) to the Subscription Agreement shall be amended and restated in its entirety as follows:

       “(i)           Minimum  Offering Amount.  There shall be subscriptions by Approved Subscribers (as defined below) for a  sufficient number of Notes and Warrants having an aggregate Purchase Price of not less than $250,000 for the Initial Closing no minimum for each Subsequent Closing.”

    3           Section 4(b)(v) to the Subscription Agreement shall be amended and restated in its entirety as follows:

       “(v)           Minimum Offering Amount.  There shall be subscriptions for a  sufficient number of Notes and Warrants having an aggregate Purchase Price of not less than $250,000 for the Initial Closing and no minimum amount for each Subsequent Closing in connection with the Offering.”

    4.           That any other changes to the Subscription Documents (including the Exhibits thereto) which are necessitated by aforementioned amendments above (i.e. changing $500,000 to $250,000 where appropriate) are hereby approved by the Investors without requiring any additional amendments to be executed by the Investors or the Company.   Such amendments shall be for consistency purposes only and/or to grant the investors additional economic benefits which are superior to those currently stated in the Subscription Documents.  Any other amendments will require the default approvals required by the amendment provisions of the Subscription Documents.

    5.           Each of the Company and the Investors hereby agree to be bound by all of the terms of the Subscription Documents as amended by this Agreement and hereby ratify, confirm and approve all actions heretofore taken by the Company and the Placement Agent and their respective advisors and legal counsel in connection with any matter referred to or contemplated by this Agreement or the Subscription Documents.

    6.           By executing this Agreement each Investor acknowledges and confirms the following:

       (i)  that the signature pages to any Subscription Documents which I have previously executed and delivered to the Company or Axiom Capital Management, Inc. (the “Placement Agent”) remain in full force and effect as of the date hereof and shall be affixed to my executed Subscription Documents, as amended by this Agreement;

       (ii)  that the Investor Questionnaire which I have previously completed, executed, and provided to the Company or the Placement Agent, as well as all other information which I have provided to the Company, the Placement Agent, or each of their agents and/or representatives in connection with the Offering remains true, correct, and complete in all respects as of the date hereof;

       (iii)  that (a) I have been represented (or had an opportunity to be represented) by independent legal counsel of my own choice throughout all negotiations that preceded the execution of this Agreement and that I have executed this Agreement with the consent and on the advice of such independent legal counsel or waived the right to do so, (b) I have carefully and thoroughly read this Agreement in its entirety and fully understand the terms and effects of executing this Agreement, and further agree that the terms hereof and thereof are fair and reasonable, (c) I have executed this Agreement willingly and without acting under any duress, and (d) I shall be bound hereby, in all respects.

    7.         This Agreement may be executed counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same document.  Execution and delivery of this Agreement by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

    8.         This Agreement and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the law of the State of New York without giving effect to conflicts of laws principles.

    9.         Except as expressly set forth in this Agreement, all other provisions of the Subscription Documents shall remain unchanged.  Upon execution, this Agreement shall become part of the Subscription Documents and shall have the effect of amending such Subscription Documents as described above.  Please retain a copy of this Agreement with your Subscription Documents.

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    Please be sure to retain a copy of this Agreement and its Exhibits for your records as it constitutes an amendment to your Subscription Documents. Please email (khayes@axiomcapital.com) or fax (212) 521-3888 an executed copy of this Agreement to Kristen Hayes.  If you have any questions regarding this letter or the changes described herein, please contact Kristen Hayes of Axiom Capital Management at (212) 521-3803.

Very truly yours, Mark D. Martino Axiom Capital Management, Inc.

cc:  Gregory Osborn

AGREED AND ACCEPTED:

Beneficial Capital Corp

By:           /s/ John J. Hoey
Name:      John J. Hoey
Title:        President

JSL Kids Partners

By:           /s/ John S. Lemak
Name:     John S. Lemak
Title:       Manager

The Fred R. Gumbinner Living Trust

By:           /s/ Fred R. Gumbinner
Name:     Fred R. Gumbinner
Title:       Trustee

/s/ John S. Lemak
John S. Lemak

/s/ John S. Lemak, Jr.
John S. Lemak, Jr.

COMPANY:

True Drinks Holdings, Inc.

By:            /s/ Dan Kerker
Name:      Dan Kerker
Title:        Chief Financial Officer